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                                                                     EXHIBIT  11

                                   AMRE, INC.

               COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                 (IN THOUSANDS)



                                                              Three-month                        Nine-month
                                                             periods ended                     periods ended
                                                       -----------------------------    ------------------------------
                                                        October 1,    September 25,      October 1,     September 25,
                                                           1995           1994              1995             1994
                                                       ------------  ---------------    -----------    ---------------
Common Stock outstanding  . . . . . . . . . . . .         12,850           12,850          12,850             12,850
Common Stock equivalents  . . . . . . . . . . . .          --                 132           --                    70
                                                          ------           ------          ------             ------
Weighted average number of shares
    outstanding . . . . . . . . . . . . . . . . .         12,850           12,982          12,850             12,920
                                                          ======           ======          ======             ======